POWER OF ATTORNEY

For Access Codes to file on EDGAR and For Section 16 Filings

The undersigned does hereby constitute and appoint each of Yudelka Peralta and Carolyn Wetz, and any one of them, the attorney-in-fact for and in the name of the undersigned, to execute the Form ID Application for Access Codes to file on EDGAR (including the defining of a Passphrase security code) which may be filed by or on behalf of the undersigned, with the U.S. Securities and Exchange Commission, and all other documents relating to such Form ID (including construction of any additional SEC mandated security codes). Each of such attorneys-in-fact shall have full power to appoint a substitute to act in his place.

The undersigned also does hereby appoint Brian Morrison and Tim Paulin, (with full power to act alone) as his or her attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a director of Lyntris Inc., for any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the U.S. Securities and Exchange Commission. Each of such attorneys-in-fact shall have full power to appoint a substitute to act in his place.

Dated: April 28, 2026

By:	/s/ Matthew Alty
Name:	Matthew Alty
Title:	President